LIMITED POWER OF ATTORNEY

FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents that the undersigned hereby makes, constitutes and appoints each of

John Frederick Jason Duva and Nina Andersson-Willard signing singly and each acting individually as the undersigneds true and lawful attorney-in-fact with full power and authority as hereinafter described to

1 execute for and on behalf of the undersigned in the undersigneds capacity as an officer and or director of Avid Technology Inc the Company Forms 3 4 and 5 including any amendments thereto in accordance with Section 16a of the Securities Exchange Act of 1934 and the rules thereunder the Exchange Act

2 do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare complete and execute any such Form 3 4 or 5 prepare complete and execute any amendment or amendments thereto and timely deliver and file such form with the United

States Securities and Exchange Commission and any stock exchange or similar authority

3 seek or obtain as the undersigneds representative and on the undersigneds behalf information regarding transactions in the Companys securities from any third party including brokers employee benefit plan administrators and trustees and the undersigned hereby authorizes any such person to release any such information to such attorney in fact and approves and ratifies any such release of information and

4 take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney in fact may be of benefit to in the best interest of or legally required by the undersigned it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite necessary or proper to be done in the exercise of any of the rights and powers herein granted as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation hereby ratifying and confirming all that such attorney in fact or such attorney in facts substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted The undersigned acknowledges that the foregoing attorneys in fact in serving in such capacity at the request of the undersigned are not assuming nor relieving nor is the Company assuming nor relieving any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act The undersigned acknowledges that neither the Company nor the foregoing attorneys in fact assume i any liability for the undersigneds responsibility to comply with the requirements of the Exchange Act ii any liability of the undersigned for any failure to comply with such requirements or iii any obligation or liability of the undersigned for profit disgorgement under Section 16b of the Exchange Act

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact

IN WITNESS WHEREOF the undersigned has caused this Power of Attorney to be executed as of this 12th day of May 2015

s Ryan H. Murray

Ryan H. Murray